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                                                                    EXHIBIT 23.2





                         CONSENT OF INDEPENDENT AUDITORS





We consent to the use in this Registration Statement on Form SB-2 and the related prospectus relating to the offering of 5,678,129 shares of Common Stock of America's Shopping Mall, Inc. of our report, dated July 23, 1998, on the consolidated financial statements of Dynamic Products Corp. and Subsidiary contained herein, and to the use of our name and the statements with respect to us appearing under the heading "Experts" in the prospectus.




                                           /s/ Smallberg Sorkin & Company LLP



New York, NY
May 19, 2000